SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 27, 2005

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2005, Synovus Financial Corp., a Georgia corporation (“Synovus”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger by and between Synovus and Riverside Bancshares, Inc. (“Riverside”), which amended the Agreement and Plan of Merger dated as of September 6, 2005 by and between Synovus and Riverside (the “Merger Agreement”). The Amendment provides that, subject to the terms and conditions of the Merger Agreement, if the merger of Riverside with and into Synovus (the “Merger”) is completed, each share of Riverside common stock will be converted into 1.10 shares of Synovus common stock (“Per Share Exchange Ratio”). Synovus will issue approximately 6,280,308 shares of its common stock for all of the outstanding shares of common stock and common stock equivalents of Riverside.

Pursuant to the Amendment, the parties agreed to extend to April 30, 2006 the date on and after which the parties may terminate the Merger Agreement if the board of directors of either party so determines by vote of a majority of its members, unless the failure to consummate the Merger is due to the breach of the Merger Agreement by the party seeking to terminate. The Amendment also provides that the Merger Agreement may be terminated (i) by Riverside if the average closing price of Synovus common stock on the New York Stock Exchange (“NYSE”) for the ten trading days prior to the effective date of the Merger (the “Effective Date”) is less than $23.00 per share and (ii) by Synovus if the average closing price of Synovus common stock on the NYSE for the ten trading days preceding the Effective Date is greater than $35.00 per share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Additional Information About This Transaction

Synovus will file a Form S-4 registration statement regarding this transaction with the SEC which will contain a proxy statement/prospectus for the shareholders of Riverside. Riverside will mail the proxy statement/prospectus to its shareholders. These documents will contain important information about the transaction, and Synovus and Riverside urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s Website (www.sec.gov). You may also obtain these documents, free of charge, from Synovus’ Website (www.synovus.com) under the tab “Investor Relations” and then under the heading “Financial Info.” and then under the item “SEC Filings.”

Participants in This Transaction

Synovus and Riverside and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Riverside’s shareholders in connection with this transaction. Information about persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Synovus’ executive officers and directors in our definitive proxy statement filed with the SEC on March 21, 2005. You can obtain free copies of the proxy statement from Synovus using the contact information above.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
	Exhibit No.	Description
	2.1	Amendment No. 1 to Agreement and Plan of Merger by and between Synovus Financial Corp. and Riverside Bancshares, Inc. dated as of December 27, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

(“Registrant”)

Dated: December 27, 2005	By: /s/Thomas J. Prescott

Thomas J. Prescott

Executive Vice President and

Chief Financial Officer

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